Exhibit 10.2

VOTING TRUST AGREEMENT

THIS VOTING TRUST AGREEMENT (this “Voting Trust” or “Agreement”) is made and entered into this 28th day of September, 2012, by and between Genesee & Wyoming Inc., a Delaware corporation (“Settlor”), and R. Lawrence McCaffrey (the “Trustee”), whose address is c/o Unirail, 110 East 59th Street, 23rd Floor, New York, NY 10022. This Voting Trust is being entered into pursuant to the Guidelines for the Proper Use of Voting Trusts as set forth in 49 C.F.R. Part 1013.

WHEREAS, Settlor is a railroad holding company that directly or indirectly controls the common carriers by rail listed in the appendix hereto;

WHEREAS, Settlor plans to acquire 100% of the equity of RailAmerica, Inc., a Delaware railroad holding corporation (“RailAmerica”);

WHEREAS, Settlor has filed with the Surface Transportation Board (the “Board”) in STB Docket No. FD 35654, a minor application pursuant to 49 C.F.R. § 1180 to control RailAmerica together with the other railroads in its corporate family;

WHEREAS, Settlor desires to isolate the control of RailAmerica from Settlor and any company controlled by or affiliated with Settlor by depositing all shares of RailAmerica into an independent irrevocable voting trust pursuant to the Board’s regulations at 49 C.F.R. Part 1013, in order to avoid any allegation or assertion that Settlor is controlling or has the power to control RailAmerica prior to the effectiveness of a final Board order pursuant to 49 U.S.C. 11323 et. seq. and 49 C.F.R. 1180 authorizing Settlor’s acquisition of control of RailAmerica; and

WHEREAS, the Trustee is willing to act as voting trustee pursuant to the terms of this Voting Trust.

NOW, THEREFORE, in consideration of the premises and mutual undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Settlor hereby irrevocably appoints R. Lawrence McCaffrey as Trustee hereunder, and R. Lawrence McCaffrey hereby accepts said appointment and agrees to act as Trustee under this Voting Trust as provided herein.

2.	This Voting Trust shall be irrevocable by Settlor and shall terminate only in accordance with the provisions of this Agreement.

3.	This Voting Trust shall become effective as of the Effective Time, as that term is defined in that certain Agreement and Plan of Merger, by and among Settlor, Jaguar Acquisition Sub Inc., a Delaware corporation, and RailAmerica dated as of July 23, 2012.

4.	At the Effective Time, Settlor agrees that it will assign, transfer and deliver all of its right, title and interest in the issued and outstanding shares of capital stock of RailAmerica to the Trustee immediately upon acquiring such shares. All certificates representing such shares shall be duly endorsed or accompanied by proper instruments duly executed for transfer thereof to the Trustee or otherwise validly and properly transferred, with all applicable transfer taxes and fees having been paid by Settlor, in exchange for Trust Certificates (as described in Paragraph 5 hereof). The delivery of certificates of such shares may be made at such other place as may be designated by the Trustee. All shares of RailAmerica deposited with the Trustee hereunder are hereinafter referred to as the “Trust Stock.”

5.	The Trustee shall hold in trust and shall dispose of, pursuant to the terms and conditions of this Voting Trust, all Trust Stock which is delivered by or for the account of Settlor. In exchange for the Trust Stock, the Trustee shall cause to be issued and delivered to Settlor voting trust certificates (“Trust Certificates”) substantially in the form attached hereto as Exhibit A, with the blanks therein appropriately filled.

6.	The Trust Certificates issued by the Trustee may be transferable on the books of the Trustee by the registered holder or holders of the Trust Certificates (each, a “Holder” and together, the “Holders”) upon the surrender thereof, properly endorsed by the Holder, in person or by an authorized attorney of the Holder, according to rules from time to time established for that purpose by the Trustee. Title to the Trust Certificates, when endorsed, shall, to the extent permitted by law, be transferable with the same effect as in the case of negotiable instruments. Delivery of the Trust Certificates, endorsed in blank by a Holder, shall vest title to and all rights under the Trust Certificates in the transferee thereof to the same extent and for all purposes as would delivery under like circumstances of negotiable instruments payable to bearer; provided, however, that the Trustee may treat the Holder of record, or, when presented endorsed in blank, the bearers, as the owners for all purposes whatsoever, and shall not be affected by any notice to the contrary; provided further, however, that the Trustee shall not be required to deliver any Trust Stock without the surrender and cancellation of the corresponding Trust Certificate(s). Except to the extent provided otherwise in Paragraph 13 hereof, every transferee of a Trust Certificate shall, upon the receipt of such properly endorsed Trust Certificate, become a party to this Voting Trust as though an original party, and shall assume all attendant rights and obligations under this Voting Trust. In connection with, and as a condition of, making or permitting any transfer or delivery of any Trust Stock or Trust Certificate under any provision of this Voting Trust, the Trustee may require the payment of a sum sufficient to pay or reimburse the Trustee for any stamp tax or other governmental charge in connection with the transaction.

7.

From the Effective Time, and until such time as this Voting Trust shall terminate in accordance with the provisions in this Agreement, the Trustee, subject to the limitations contained in this Agreement, shall be present in person or represented by proxy, at all annual and special meetings of shareholders of RailAmerica so that all Trust Stock may be counted for the purposes of determining the presence of a quorum at such meeting. The Trustee shall have the full right to vote and to execute consents with respect to the

Trust Stock, and shall be duly bound to exercise such voting rights, either in person or by proxy, at all meetings of the shareholders of RailAmerica for any purpose, and shall possess in respect of any and all the Trust Stock, and shall be entitled to exercise, all the powers of absolute owners of the Trust Stock and all rights of every nature in respect of such Trust Stock, including the right to vote and to execute consents for every purpose and to receive distributions thereon, unless otherwise directed by the Board or a court of competent jurisdiction. The Trustee shall not participate in or interfere with the management of RailAmerica except to the extent necessary by order of the Board and shall not exercise the voting powers of the Trust in any way so as to cause any dependence or intercorporate relationship between Settlor or companies controlled by or affiliated with Settlor (not including RailAmerica), on the one hand, and RailAmerica or companies controlled by or affiliated with RailAmerica, on the other hand, other than such dealings as permitted pursuant to Paragraph 8 hereof. The Trustee shall exercise all voting rights in respect of the Trust Stock in favor of any proposal or action necessary or desirable to effect, or consistent with the effectuation of, Settlor’s acquisition of control of RailAmerica. (The term “affiliate” or “affiliates” wherever used in this Voting Trust shall have the meaning specified in 49 U.S.C. § 11323(c)). The Trustee may not vote the Trust Stock for any transaction that would result in a violation of 49 U.S.C. § 11323. Notwithstanding any other provision of this Paragraph 7, the Trustee may not, without the consent of the Holder(s), vote with respect to the following:

(a)	the sale, lease, assignment, transfer, alienation, pledge, encumbrance, or exchange of all or substantially all of the property or major assets or of the capital stock of RailAmerica or any right or interest therein to any company, whether voluntarily or by operation of law or by gift, or the dissolution of RailAmerica; or

(b)	the consolidation or merger of RailAmerica with or into any other entity.

In the case of any such sale, lease, assignment, transfer, alienation, pledge, encumbrance, exchange, dissolution, consolidation or merger so made with the consent of the Holder(s), the Trustee shall have the power to sell, exchange, surrender or otherwise dispose of all or any part of the ownership interest of RailAmerica at the time held in trust, pursuant to the terms of or in order to carry into effect such sale, lease, assignment, transfer, alienation, pledge, encumbrance, exchange, dissolution, consolidation or merger. Subject to the provisions, and until termination, of this Voting Trust, the Trustee may vote or consent, or issue proxies to vote or consent at shareholders’ meetings of RailAmerica and otherwise, as the Trustee shall determine in his uncontrolled discretion, and no voting or other right or power with respect to the Trust Stock and other securities held in trust shall pass to any Holder or to others by or under the Trust Certificates, or by or under this Voting Trust, or by or under any other agreement; provided, however, that the registered Holder(s) may, with the prior written approval of the Board, instruct the Trustee in writing to vote the Trust Stock represented by such Trust Certificate(s) in any manner, in which case the Trustee shall vote such Trust Stock in accordance with such instructions.

8.	The Trustee shall not, without the prior approval of the Board, vote the Trust Stock to elect any current officer or director of Settlor, or any of its affiliates, as a director of RailAmerica. Neither the Trustee, nor the director, officer, or shareholder of any company controlled by or affiliated with the Trustee, may serve as an officer or member of the board of directors of Settlor or any company controlled by or affiliated with Settlor, or be a shareholder of Settlor or any company controlled by or affiliated with Settlor, or have any direct or indirect business arrangements or dealings, financial or otherwise, with Settlor or any company controlled by or affiliated with Settlor (other than this Voting Trust). The investment by the Trustee in voting securities of Settlor not in excess of one percent of its outstanding voting securities shall not be considered a proscribed business arrangement or dealing; provided that such investment does not permit the Trustee to control or direct the affairs of Settlor. The Trustee has the responsibility to manage RailAmerica through casting his votes for RailAmerica’s Board of Directors and to exercise the voting rights and execute consents as provided in Paragraph 7 hereof. The Trustee’s duties are therefore not merely custodial in nature. Nothing in this Voting Trust shall restrict the ability of any company controlled by or affiliated with Settlor to continue commercial dealings with RailAmerica and its affiliates in existence as of the date hereof in the ordinary course of business, based on arm’s-length bargaining, during the term of this Voting Trust, including without limitation effecting the interchange of rail traffic with, or receiving ordinary course of business services from, any company controlled by or affiliated with RailAmerica. Nothing in this Voting Trust shall preclude RailAmerica from providing such documents and information as Settlor may reasonably request in connection with presenting its position regarding control of RailAmerica to the Board or a court of competent jurisdiction. Except as provided in this Agreement, the Trustee herein appointed, or any successor trustee, shall not, in the Trustee’s individual capacity or otherwise, buy, sell or deal in the shares of RailAmerica, or the shares or membership or partnership interests, as applicable, of any company affiliated with or controlled by Settlor.

9.	In voting or giving directions for voting the Trust Stock, the Trustee, in his sole discretion, will exercise his best judgment to elect suitable directors in the best interest of the affairs of RailAmerica. The Trustee, however, assumes no responsibility with respect to acts or omissions of the directors of RailAmerica (other than the gross negligence or willful misconduct of the Trustee himself or any Agent designated by the Trustee pursuant to Paragraph 15 hereof).

10.	The Trustee shall be entitled to receive reasonable and customary compensation for all services rendered by Trustee under the terms of this Agreement and shall be entitled to indemnity from Settlor against any and all expenses, claims and liabilities incurred in connection with or with respect to the performance of Trustee’s duties under this Voting Trust; provided, that the indemnification of the Trustee by Settlor shall not extend to expenses, claims or liabilities resulting from or in connection with the willful misconduct or gross negligence of the Trustee or any Agent designated by the Trustee pursuant to Paragraph 15 hereof. The Trustee shall submit to Settlor quarterly invoices for services with appropriate documentation, and Settlor shall pay such statements within thirty (30) days after receipt thereof.

11.	From and after the deposit of the Trust Stock with Trustee, and until the termination of this Voting Trust pursuant to the terms hereof, a Holder shall be entitled to receive, from time to time, payment of any cash distributions collected by the Trustee upon the ownership interests in RailAmerica represented by the Trust Certificates. Immediately following receipt of any such cash distribution, the Trustee shall pay the same over to or as otherwise directed by the transferee or registered Holder(s) of the Trust Certificates in proportion to their respective interests.

12.	In the event that any distribution other than cash is received by the Trustee, such distribution shall be held by the Trustee in accordance with the terms of this Voting Trust as though it is Trust Stock that was initially deposited with the Trustee by Settlor under this Voting Trust. With respect to such distribution, the Trustee shall issue new or additional Trust Certificates to the Holders entitled to receive any such distribution.

13. (a)	This Voting Trust is accepted by Trustee subject to the rights hereby reserved to the Holder(s) at any time to sell or direct any other disposition, in whole or in part, of its Trust Stock, whether or not an event described in subparagraph (b) below has occurred. The Trustee will at any time upon receipt of written instructions from a Holder, designating the person or entity to whom the Holder has sold or otherwise disposed of the whole or any part of such Holder’s Trust Stock, and certifying in writing that such person or entity is not a shareholder, officer or director of Settlor, or a company controlled by or affiliated with Settlor, or a shareholder, officer or director of a company controlled by or affiliated with Settlor (upon which written certification the Trustee shall be entitled to rely), immediately transfer to such person or entity therein named all of the Trustee’s right, title and interest in such amount of the Trust Stock as may be set forth in such instructions and shall cooperate with such person or entity in having such Trust Stock reissued in the name of such person or entity. If such instructions result in the transfer of all of the Trust Stock subject to this Voting Trust as of the date of such instructions, then upon transfer of the Trustee’s right, title and interest therein, and in the event of a sale thereof, upon delivery of the proceeds of such sale, this Voting Trust shall cease and come to an end. If such instructions relate to only a part of the Trust Stock, then this Voting Trust shall cease as to such part upon such transfer, and the receipt of proceeds in the event of sale, but shall remain in full force and effect as to the remainder of the Trust Stock. In the event of a sale of Trust Stock by a Holder, the net proceeds of such sale shall be made payable to the Trustee and upon receipt thereof the Trustee shall promptly pay or cause to be paid such net proceeds to that Holder in proportion to their respective interests. It is the intention of this subparagraph that no violations of 49 U.S.C. § 11323 will result from a termination of this Voting Trust.

(b)

In the event that (i) Title 49 of the United States Code or other controlling law is amended to allow Settlor to acquire control of RailAmerica without obtaining Board or other governmental approval or exemption, (ii) an application filed at the Board by Settlor for authority to control RailAmerica becomes effective or (iii) the Board by final order otherwise approves the control of RailAmerica by

Settlor, then immediately upon the delivery of a copy of such order of the Board with respect thereto, or an opinion of independent counsel selected by the Trustee that no order of the Board or other governmental authority or exemption is required, the Trustee shall transfer to the Holder(s) or transfer upon the order of the Holder(s) as then known to the Trustee, Trustee’s right, title and interest in and to all of the Trust Stock or such part as may then be held by Trustee (as provided in subparagraph (a) hereof), and upon such transfer this Voting Trust shall cease and come to an end.

(c)	In the event that (i) the Board or a court of competent jurisdiction denies Settlor authority to control RailAmerica and that order becomes final after judicial review or failure to appeal, (ii) the Board or a court of competent jurisdiction orders the Trustee to divest himself of the Trust Stock, and that order becomes final after judicial review or failure to appeal, or (iii) the Holder(s) determine in light of any other final order that the Trust Stock should be sold, the Trustee shall use best efforts to dispose of the Trust Stock under the terms of the Board or court order and in accordance with any instructions of Holder(s) not inconsistent with the requirement of the terms of any Board or court order during a period of two years after such order becomes final. To the extent that registration is required under the Securities Act of 1933, as amended, or any other applicable securities laws in respect of any distribution of Trust Stock as contemplated in this Agreement, the Holder(s) shall reimburse the Trustee for any expenses incurred by Trustee. The proceeds of the sale shall be distributed, on a pro rata basis, to or upon the order of the Holder(s) hereunder as then known to the Trustee. The Trustee may, in his reasonable discretion, require the surrender to Trustee of the Trust Certificates hereunder before paying to the Holder such Holder’s share of the proceeds. Upon disposition of all the Trust Stock pursuant to this Section 13(d), this Trust shall cease and come to an end.

(d)	Unless sooner terminated pursuant to any other provision herein contained, this Voting Trust shall terminate two (2) years after the day and year first written above, so long as no violation of 49 U.S.C. § 11323 will result from such termination, and provided that this Voting Trust may be extended by mutual agreement of the parties hereto pursuant to applicable state law, until such time as the ICC Termination Act of 1995 and the regulations promulgated thereunder by the Board as presently in effect shall no longer require that the Trust Stock be held in a voting trust. All Trust Stock and any other property held by the Trustee hereunder upon such termination shall be distributed to or upon the order of the Holder(s) hereunder as then known to the Trustee. The Trustee may, in his reasonable discretion, require surrender to the Trustee of the Trust Certificates hereunder before the release or transfer of the Trust Stock evidenced thereby. Upon termination of this Voting Trust, the Holder(s)’ respective rights, titles and interests in and to the Trust Stock then held by the Trustee shall be transferred to such Holder(s) in accordance with the terms and conditions of this Voting Trust and upon such transfer, this Voting Trust shall cease and come to an end.

(e)	The Trustee shall promptly inform the Board of any transfer or disposition of the Trust Stock pursuant to this Paragraph 13.

(f)	Except as expressly provided in this Paragraph 13, the Trustee shall not dispose of, or in any way encumber, the Trust Stock, and any transfer, sale or encumbrance in violation of the foregoing shall be null and void.

14.	The Trustee shall not, by reason of this Voting Trust, or by the exercise of any powers or duties pursuant to this Voting Trust, incur any responsibility as shareholder, manager, trustee or otherwise by reason of any error of judgment, or mistake of law or fact, or of any omission of any agent or attorney, or of any misconstruction of this Voting Trust, or for any action of any sort taken or omitted or believed by the Trustee to be in accordance with the terms of this Voting Trust or otherwise, except for the willful misconduct or gross negligence of the Trustee or any Agent designated by the Trustee pursuant to Paragraph 15 hereof. The Trustee shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of the Trust Stock or of any endorsement thereof, or for any lack of endorsement thereof, or for any description therein, nor shall the Trustee be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such Trust Stock or endorsement of the Trust Stock, except for the execution and delivery of this Voting Trust by the Trustee. Settlor agrees that it will at all times protect, indemnify and save harmless the Trustee from any loss, cost, or expense of any kind or character whatsoever in connection with this Voting Trust except those, if any, arising from or in connection with the gross negligence or willful misconduct of the Trustee or any Agent designated by the Trustee pursuant to Paragraph 15 hereof, and, except for such costs and expenses arising from or in connection with the gross negligence or willful misconduct of the Trustee or any Agent designated by the Trustee pursuant to Paragraph 15 hereof, (i) Settlor will at all times undertake, assume full responsibility for, and pay all costs and expenses of any suit or litigation of any character, with respect to the Trust Stock or this Voting Trust, and (ii) if the Trustee shall be made a party thereto, Settlor will pay all costs and expenses, including reasonable attorneys’ fees, to which the Trustee may be subject by reason thereof. The Trustee may consult with counsel, and the opinion of such counsel shall constitute full and complete authorization and protection in respect of any action taken or omitted or suffered by the Trustee hereunder in good faith and in accordance with such opinion. Notwithstanding any provision herein to the contrary, and without limiting the foregoing, Settlor shall indemnify and save harmless Trustee from and against any and all liability, losses and expenses (including without limitation reasonable attorneys’ fees) arising out of or in connection with claims asserted against RailAmerica or Settlor, or related to the ownership or operation of RailAmerica’s properties, under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5105 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), and the Toxic Substances Control Act (l5 U.S.C. § 2601 et seq.), each as may be amended from time to time, and analogous state or local laws (and regulations and orders issued thereunder); provided, that this indemnity shall not apply to the extent that such liability, loss or expense arises out of or in connection with the gross negligence or willful misconduct of the Trustee or any Agent designated by the Trustee pursuant to Paragraph 15 hereof.

15.	The Trustee may at any time or from time to time appoint an agent or agents and may delegate to such agent or agents the performance of any administrative duty of the Trustee. The Trustee may at any time remove any agent so appointed by the Trustee and appoint a new agent to carry out the purposes herein.

16.	The Trustee or any trustee hereafter appointed, may at any time resign by delivering to Settlor and the Board his resignation in writing, such resignation to take effect the earlier of thirty (30) days after the date that such notice is sent, or the date of the appointment of a successor trustee. The Trustee shall cease to act as Trustee hereunder effective upon the appointment of a successor trustee as hereinafter provided. Upon receiving notice of resignation, Settlor shall within fifteen (15) days appoint a successor trustee, who shall satisfy the requirements of Paragraph 8 hereof. If no successor trustee shall have been appointed and shall have accepted the appointment within twenty (20) days after such notice of resignation, the resigning Trustee may petition any federal court for the appointment of a successor trustee consistent with the terms and conditions of this Agreement. In the event of the Trustee’s death or his inability to perform his duties under this Agreement, Settlor shall, within fifteen (15) days after such death or inability to perform, appoint a successor trustee who shall satisfy the requirements of Paragraph 8 hereof. Upon written assumption by the successor trustee of the Trustee’s powers and duties hereunder, Settlor shall be notified of such assumption, whereupon the Trustee shall be discharged of his powers and duties hereunder and the successor trustee shall become vested therewith. In the event of any material violation of the terms and conditions of this Voting Trust by the Trustee, the Trustee shall become disqualified from acting as Trustee hereunder as soon as a successor trustee hereunder shall have been selected in the manner provided by this paragraph.

17.	The Trustee accepts the powers and duties under this Voting Trust subject to all the terms, conditions and reservations contained in this Agreement and agrees to exercise the powers and perform the duties of Trustee as set forth in this Agreement; provided, however, that nothing contained herein shall be construed to prevent the Trustee from resigning as Trustee pursuant to Paragraph 16 hereof.

18.	All notices, demands, requests or other communications that may be or are required to be given, served or sent to the Trustee or Settlor pursuant to this Voting Trust shall be in writing and shall be deemed to have been properly given or sent by mailing by registered or certified mail, return receipt required, or by a national overnight delivery service, appropriately addressed to the Trustee or Settlor, as applicable, as follows:

If to the Trustee:

R. Lawrence McCaffrey

c/o Unirail

110 East 59th Street

23rd Floor

New York, NY 10022

If to Settlor:

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, CT 06830

Attn: General Counsel

Each notice, demand, request or communication which shall be mailed by registered or certified mail, or sent by national overnight delivery service, in the manner aforesaid shall be deemed sufficiently given, served or sent for all purposes at the time such notice, demand, request or communication shall be either received by the addressee or refused by the addressee upon presentation. Upon Trustee’s receipt of a notice to a Holder other than Settlor, or in the event the Trustee is required to send notice to a Holder other than Settlor, the Trustee shall forward or send such notice to the Holder of record at the last known address of such Holder listed on the books maintained by the Trustee.

19.	Copies of this Voting Trust shall be on file in the office of the Trustee and shall be open to any officer of Settlor or any other Holder daily during normal business hours.

20.	In order to permit Trustee to perform the duties and obligations of this Voting Trust, Settlor shall provide Trustee with all corporate records and Board orders concerning the Trust Stock promptly upon Settlor’s receipt or creation of such documents.

21.	If, at any time, the Trustee is of the opinion that any tax or governmental charge is payable with respect to any Trust Stock held by the Trustee or in respect of any distributions or other rights arising from the subject matter of this Voting Trust, the Trustee may, but shall not be required to, pay such tax or governmental charge. The Trustee shall have a first lien, in the sum of any amount so paid, along with interest at a rate of six percent (6%) per annum, against the Trust Stock held by the Trustee and/or against any distributions or other rights arising from the subject matter of this Voting Trust, and may be satisfied therefrom.

22.

If any term or provision of this Voting Trust is illegal, invalid or unenforceable under or inconsistent with present or future law, including, but not limited to, the ICC Termination Act of 1995 and regulations promulgated thereunder by the Board, as may be in effect at that time, then it is the intention of the parties hereto that the remainder of this Voting Trust shall not be affected thereby and shall be valid and shall be enforced to the fullest extent permitted by law. In the event that the Board shall at any time hereafter by final order find that compliance with law requires any other or different action by the Trustee than is provided herein, the Trustee shall, upon receipt of such final order, act in accordance with such final order instead of the provisions of this Voting Trust.

23.	This Voting Trust may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

24.	This Voting Trust shall be governed and construed in accordance with the laws of the State of Delaware.

25.	This Voting Trust may from time to time be modified or amended by agreement executed by the Trustee and Settlor:

(a)	Pursuant to an order of the Board;

(b)	With prior approval of the Board; or

(c)	Upon receipt of an opinion of counsel satisfactory to Trustee and Settlor that an order of the Board approving such modification or amendment is not required and that such modification or amendment is consistent with the Board’s regulations governing voting trusts as set forth in 49 C.F.R. Part 1013 or any successor provision.

26.	This Voting Trust shall be binding upon the successors and assigns of the parties hereto.

27.	Once Settlor has caused the Trust Stock to be deposited with the Trustee, all references to “Settlor” in this Agreement shall be deemed to include any subsequent Holders.

28.	Settlor shall cause an executed copy of this Voting Trust to be filed with the Board in accordance with the requirements of 49 C.F.R. § 1013.3(b).

29.	The Trust Certificates issued under this Agreement are a security governed by Article 8 of the Delaware Uniform Commercial Code.

IN WITNESS WHEREOF, the parties hereto have executed this Voting Trust as of the date first written above.

TRUSTEE:	SETTLOR: GENESEE & WYOMING INC.

/s/ R. Lawrence McCaffrey	/s/ Allison M. Fergus
R. Lawrence McCaffrey	By: Allison M. Fergus
Its: General Counsel & Secretary

APPENDIX

RAILAMERICA CONTROLLED RAILROADS

Alabama & Gulf Coast Railway L.L.C. (Alabama, Florida, and Mississippi)

Arizona & California Railroad Company (Arizona and California)

Bauxite & Northern Railway Company (Arkansas)

California Northern Railroad Company (California)

Carolina Piedmont Division (South Carolina)

Cascade and Columbia River Railroad Company (Washington)

Central Oregon & Pacific Railroad, Inc. (California and Oregon)

The Central Railroad Company of Indiana (Indiana and Ohio)

Central Railroad Company of Indianapolis (Indiana)

Chesapeake & Albemarle Railroad Co., Inc. (North Carolina and Virginia)

Chicago, Ft. Wayne & Eastern (Illinois, Indiana and Ohio)

Conecuh Valley Railway (Alabama)

Connecticut Southern Railroad, Inc. (Connecticut and Massachusetts)

Dallas, Garland & Northeastern Railroad, Inc. (Texas)

Eastern Alabama Railway, LLC (Alabama)

Grand Rapids Eastern Railroad Inc. (Michigan)

Huron & Eastern Railway Company, Inc. (Michigan)

Indiana & Ohio Railway Company (Indiana, Michigan, and Ohio)

Indiana Southern Railroad, LLC (Indiana)

Kiamichi Railroad Company, L.L.C. (Arkansas, Oklahoma, and Kansas)

Kyle Railroad Company (Colorado and Kansas)

Marquette Rail, LLC (Michigan)

The Massena Terminal Railroad Company (New York)

Mid-Michigan Railroad, Inc. (Michigan)

Michigan Shore Railroad, Inc. (Michigan)

Missouri & Northern Arkansas Railroad Company, Inc. (Arkansas, Kansas, and Missouri)

New England Central Railroad, Inc. (Connecticut, Massachusetts, New Hampshire, and Vermont)

North Carolina & Virginia Railroad Company, LLC (North Carolina and Virginia)

Otter Tail Valley Railroad Company, Inc. (Minnesota and South Dakota)

Point Comfort & Northern Railway Company (Texas)

Puget Sound & Pacific Railroad (Washington)

Rockdale, Sandow & Southern Railroad Company (Texas)

San Diego & Imperial Valley Railroad Company, Inc. (California)

San Joaquin Valley Railroad Co.(California)

South Carolina Central Railroad Company, LLC (South Carolina)

Texas Northeastern Railroad (Texas)

Three Notch Railway, LLC (Alabama)

Toledo, Peoria & Western Railway Corporation (Illinois and Indiana)

Ventura County Railroad Corp. (California)

Wellsboro & Corning Railroad, LLC (Pennsylvania and New York)

Wiregrass Central Railway, LLC (Alabama)

EXHIBIT A

No.	Shares

VOTING TRUST CERTIFICATE

FOR

COMMON STOCK,

PAR VALUE $0.01 PER SHARE

OF

RAILAMERICA, INC.

THIS IS TO CERTIFY that Genesee & Wyoming Inc. will be entitled, on the surrender of this Certificate, to receive on the termination of the Voting Trust Agreement hereinafter referred to, or otherwise as provided in Paragraph 13 of the Voting Trust Agreement, all right, title and interest in a certificate or certificates for [            ( )] shares of common stock, par value $0.01 per share, of RailAmerica, Inc., a Delaware corporation (“RailAmerica”). This Certificate is issued pursuant to, and the rights of the holder hereof are subject to and limited by, the terms of the Voting Trust Agreement dated as of September 28, 2012 by and between Genesee & Wyoming Inc., a Delaware corporation (“Settlor”), and R. Lawrence McCaffrey (“Trustee”). A copy of the Voting Trust Agreement is on file in the office of the Trustee, and open to inspection by the holder hereof during normal business hours. The Voting Trust Agreement, unless earlier terminated or extended pursuant to the terms thereof, will terminate two years from the date on which it was made, as shown above, so long as no violation of 49 U.S.C. § 11323 will result from such termination.

The holder of this Certificate shall be entitled to the benefits of the Voting Trust Agreement, including the right to payments equal to the cash distributions, if any, paid by RailAmerica on a pro rata basis with respect to the shares represented by this Certificate.

This Certificate shall be transferable only on the books of the undersigned Trustee or any successor, to be kept by such Trustee or successor, upon surrender hereof by the registered holder in person or by an attorney duly authorized in accordance with the provisions of the Voting Trust Agreement, and until so transferred, the Trustee may treat the registered holder as the owner of this Certificate for all purposes whatsoever, unaffected by any notice to the contrary.

This Certificate is a security governed by Article 8 of the Delaware Uniform Commercial Code.

By accepting this Certificate, the holder hereof assents to all provisions of, and becomes a party to, the Voting Trust Agreement.

IN WITNESS WHEREOF, the Trustee has signed this Certificate.

TRUSTEE:

Signature:

Printed Name: R. Lawrence McCaffrey, Trustee under Genesee & Wyoming Inc. Voting Trust dated September 28, 2012

Dated: